                                                                     EXHIBIT 3.1


                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

                                       OF

                           CIB MARINE BANCSHARES, INC.

            Pursuant to Section 180.1007 of the Wisconsin Business Corporation Law, these Amended and Restated Articles of Incorporation shall supersede and take the place of the Corporation's heretofore existing Articles of Incorporation and all amendments thereto.

                                    ARTICLE 1
                                      NAME

            The name of the Corporation is CIB Marine Bancshares, Inc.

                                    ARTICLE 2
                           REGISTERED OFFICE AND AGENT

            The address of the registered office of the Corporation in the State of Wisconsin is N27 W24025 Paul Court, Pewaukee, Wisconsin 53072. The name of its registered agent at such address is Donald J. Straka.

                                    ARTICLE 3
                                     PURPOSE

            The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Wisconsin Business Corporation Law.

                                    ARTICLE 4
                                CLASSES OF STOCK

            The total number of shares of all classes of capital stock which the Corporation has the authority to issue is fifty-five million (55,000,000) shares, which are divided into two classes as follows:

            (a) five million (5,000,000) shares of capital stock designated as "Preferred Stock," with a par value of $1.00 per share; and

            (b) fifty million (50,000,000) shares of capital stock designated as "Common Stock," with a par value of $1.00 per share (the "Common Stock").
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                                    ARTICLE 5
                   RIGHTS AND PREFERENCES OF CLASSES OF STOCK

            The designations, preferences, voting powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of each of the classes of stock of the Corporation are as follows:

      5.1 PREFERRED STOCK. Pursuant to Section 180.0602(1) of the Wisconsin Business Corporation Law, the Board of Directors is authorized, at any time and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series with such designations, preferences, voting powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed in the resolution or resolutions providing for the issuance of such Preferred Stock adopted by the Board of Directors, and as are not stated and expressed in these Articles of Incorporation or any amendment thereto, including, but not limited to, determination of any of the following:

            (a) the distinctive serial designation and the number of shares constituting a series;

            (b) the dividend rate or rates, whether dividends are cumulative (and if so on what terms and conditions), the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

            (c) the voting rights, full or limited, if any, of the shares of the series, which may include the right to elect a specified number of directors if dividends on the series are not paid for in a specified period of time;

            (d) whether the shares of the series are redeemable and, if so, the price or prices at which, and the terms and conditions on which, the shares may be redeemed, which prices, terms and conditions may vary under different conditions and at different redemption dates;

            (e) the amount or amounts, if any, payable upon the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation prior to any payment or distribution of the assets of the Corporation to any class or classes of stock of the Corporation ranking junior to the series;

            (f) whether the shares of the series are entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of shares of the series and the amount of the fund and the manner of its application, including the price or prices at which the shares of the series may be redeemed or purchased through the application of the fund;
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                                                                          Page 3


            (g) whether the shares are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and the conversion price or prices, or the rates of exchange, and the adjustments thereof, if any, at which the conversion or exchange may be made, and any other terms and conditions of the conversion or exchange; and

            (h) any other preferences, privileges and powers, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of a series, as the Board of Directors may deem advisable and as are not inconsistent with the provisions of these Articles of Incorporation.

      5.2 COMMON STOCK.

            (a) Dividends. Subject to the preferential rights of the Preferred Stock, the holders of the Common Stock are entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

            (b) Liquidation. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock, holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation of whatever kind available for distribution to shareholders, ratably in proportion to the number of shares of Common Stock held by them respectively. The Board of Directors may distribute in kind to the holders of Common Stock such remaining assets of the Corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or other entity and receive payment therefor in cash, stock or obligations of such other corporation, trust, or other entity, or any combination hereof, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of Common Stock. Neither the merger or consolidation of the Corporation into or with any other corporation or corporations, nor the purchase or redemption of shares of stock of any class of the corporation, nor the sale or transfer by the corporation of all or any part of its assets, nor the reorganization or recapitalization of the corporation, shall be deemed to be a dissolution, liquidation or winding up of the corporation for the purposes of this paragraph.

            (c) Voting Rights. Except as may be otherwise required by law or these Articles of Incorporation, each holder of Common Stock has one vote in respect of each share of stock held by the holder of record on the books of the Corporation on all matters voted upon by the shareholders.

      5.3 CHANGES IN AUTHORIZED CAPITAL STOCK. The number of authorized shares of any class or series of stock may be increased or decreased without the
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                                                                          Page 4


approval of such class or series as a separate voting group, except to the extent that the Board of Directors shall specify, in the resolution or resolutions providing for the issuance of a series of stock, that the approval of the holders of such series shall be required to increase or decrease the number of authorized shares of such series.

                                    ARTICLE 6
                              NO PREEMPTIVE RIGHTS

            No shareholder shall have any preemptive right to subscribe to an additional issue of stock, whether now or hereafter authorized, of any class or series or to any securities of the Corporation convertible into such stock.

                                    ARTICLE 7
                                    DIRECTORS

      7.1 NUMBER, ELECTION AND TERMS OF DIRECTORS.

            (a) The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. Subject to the rights of the holders of any class or series of Preferred Stock to elect additional directors under specified circumstances, the number of directors constituting the Board or Directors shall be initially fixed at ten and shall thereafter be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the number of directors that the Corporation would have at the time if there were no vacancies existing in the Board of Directors (the "Whole Board").

            (b) The Board of Directors, other than the directors who may be elected by the holders of any class or series of Preferred Stock under specified circumstances, shall be divided into three classes, as nearly equal in number as possible. The initial term of office of Class I directors shall expire at the annual meeting of shareholders to be held in 2000; the initial term of office of Class II directors shall expire at the annual meeting of shareholders to be held in 2001; and the initial term of office of Class III directors shall expire at the annual meeting of shareholders to be held in 2003, and in each case until their respective successors are elected and qualified. At each annual meeting of shareholders, directors shall be chosen to succeed those whose terms then expire and shall be elected for a term of office expiring at the third succeeding annual meeting of shareholders after their election, and in each case until their respective successors are elected and qualified.

      7.2 INITIAL BOARD OF DIRECTORS. The initial Board of Directors shall consist of the following persons, each of whom shall serve as a member of the class of directors set forth below:
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                                                                          Page 5

            CLASS I (TERMS EXPIRE AT THE 2000 ANNUAL MEETING)

            John T. Bean
            1631 S. Highland
            Arlington Heights, Illinois  60007

            Steven C. Hillard
            c/o Hilmun Holdings
            P.O. Box 3966
            Champaign, Illinois  61826

            J. Michael Straka
            N27 W24025 Paul Court
            Pewaukee, Wisconsin 53072

            CLASS II (TERMS EXPIRE AT THE 2001 ANNUAL MEETING)

            Norman Baker
            14493 S. Padre Island Drive
            Suite A, Box 321
            Corpus Christi, Texas  78418

            W. Scott Blake
            731 N. Jackson Street, Suite 400
            Milwaukee, Wisconsin  53202

            Dean Katsaros
            2301 Village Green Place, Suite B
            Champaign, Illinois  61821

            Donald M. Trilling
            c/o Illini Tile
            1300 Touhy Avenue
            Elk Grove Village, Illinois 60007-5304

            CLASS III (TERMS EXPIRE AT THE 2002 ANNUAL MEETING)

            Jose Araujo
            Calle C RES DE MORO Valle Arriba
            Caracas, Venezuela

            Jerry D. Maahs
            19385 Buckingham Place
            Brookfield, Wisconsin  53045
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                                                                          Page 6


            Howard E. Zimmerman
            111 W. Washington Street, Suite 902
            Chicago, Illinois  60602

      7.3 NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Subject to the rights of any class or series of Preferred Stock then outstanding and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director.

            Directors chosen to fill vacancies pursuant to this Section 5.2 shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Newly created directorships shall be allocated among the classes of directors so that each class of directors shall consist, as nearly as possible, of one-third of the total number of directors.

      7.4 REMOVAL. Subject to the rights of the holders of any class or series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of all classes of stock of the Corporation generally entitled to vote in the election of directors, considered for purposes of this Section
5.4 as one class.

                                    ARTICLE 8
                                     BY-LAWS

            No provision of the by-laws of the Corporation may be amended, altered or repealed and no provision inconsistent with the by-laws of the Corporation may be adopted, except by (a) the affirmative vote of a majority of the members of the Whole Board, or (b) the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of all classes of stock of the Corporation generally entitled to vote in the election of directors, considered for purposes of this Article 6 as one class.

                                    ARTICLE 9
                              FAIR PRICE PROVISION

      9.1 DEFINITIONS. For purposes of this Article 9, the following terms shall have the following meanings:

            (a) "Business Combination" shall mean:
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                                                                          Page 7


                  (i) any merger, consolidation or share exchange of the
            Corporation or any Subsidiary with or into (A) an Interested Shareholder or (b) any other person (whether or not itself an Interested Shareholder) which is, or after such merger, consolidation, or share exchange would be, an Affiliate or Associate of an Interested Shareholder; or

                  (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with, or proposed by or on behalf of, an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value equal to or greater than one percent (1%) of the total assets of the Corporation as reported in the consolidated balance sheet of the Corporation as of the end of the most recent quarter with respect to which such balance sheet has been prepared; or

                  (iii) the issuance or transfer by the Corporation or any
            Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to, or proposed by or on behalf of, an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value equal to or greater than one percent (1%) of the total assets of the Corporation as reported in the consolidated balance sheet of the Corporation as of the end of the most recent quarter with respect to which such balance sheet has been prepared; or

                  (iv) any reclassification of securities (including any reverse stock split), recapitalization or reorganization of the Corporation or any Subsidiary, or any merger, consolidation or share exchange of the Corporation with any Subsidiary or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the percentage of the outstanding shares of (A) any class of equity securities of the Corporation or any Subsidiary or (b) any class of securities of the Corporation or any Subsidiary convertible into equity securities of the Corporation or any Subsidiary, represented by securities of such class which are directly or indirectly owned by an Interested Shareholder and all of its Affiliates and Associates;

                  (v) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation or any Subsidiary or any spin-off or split-up of any kind of the Corporation or any Subsidiary proposed by or on behalf of the Interested Shareholder or any Affiliate or Associate of an Interested Shareholder; or
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                                                                          Page 8


                  (vi) any agreement, contract, or other arrangement providing for any one or more of the actions specified in clauses (i) through
            (v) of this Section 9.1(a).

            (b) "Affiliate" and "Associate" shall have the respective meanings given such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the initial date of filing of these Articles of Incorporation.

            (c) "Beneficial Owner" shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the initial date of filing of these Articles of Incorporation, and a person shall "Beneficially Own" and have "Beneficial Ownership" of any securities of which such person is the Beneficial Owner.

            (d) "Continuing Director" shall mean (i) any member of the Board of Directors of the Corporation who (A) is neither the Interested Shareholder involved in the Business Combination as to which a vote of Continuing Directors is provided for hereunder, nor an Affiliate, Associate, employee, agent or nominee of such Interested Shareholder, or the relative of any of the foregoing, and (B) was a member of the Board of Directors prior to the time that such Interested Shareholder became an Interested Shareholder; and (ii) any successor of a Continuing Director described in clause (i) who is recommended or elected to succeed a Continuing Director by the affirmative vote of a majority of Continuing Directors then on the Board of Directors of the Corporation.

            (e) "Fair Market Value" shall mean (i) in the case of stock, the highest closing sales price during the 30-day period immediately preceding the date in question of a share of such stock on the principal national securities exchange on which such stock is listed or admitted to trading or on the Nasdaq Stock Market's National Market, or, if such stock is not listed or admitted to trading on any such exchange or the Nasdaq Stock Market's National Market, the highest last quoted price or, if not so quoted, the highest average high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") or such system then in use during the 30-day period preceding the date in question, or, if no such quotation is available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors in good faith.

            (f) "Interested Shareholder" shall mean any person (other than the Corporation or a Subsidiary, any employee benefit plan maintained by the Corporation or any Subsidiary, or any trustee or fiduciary with respect to any such plan when acting in such capacity) who or which:
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                                                                          Page 9


                  (i) is the Beneficial Owner of ten percent (10%) or more of the Voting Shares:

                  (ii) is an Affiliate or an Associate of the Corporation and at
            any time within the two -year period immediately prior to the date in question, was the Beneficial Owner of 10% or more of the voting power of the then- outstanding Voting Shares; or

                  (iii) is an assignee of, or has otherwise succeeded to, any shares of Voting Stock of the Corporation of which an Interested Shareholder was the Beneficial Owner at any time within the two-year period immediately prior to the date in question, if such assignment or succession shall have occurred in the course of a transaction, or series of transactions, not involving a public offering within the meaning of the Securities Act of 1933, as amended.

            For the purpose of determining whether a person is an Interested Shareholder, the outstanding Voting Shares shall include unissued Voting Shares of which the Interested Shareholder is the Beneficial Owner but shall not include any other Voting Shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, warrants or options, or otherwise, to any person who is not an Interested Shareholder.

            (g) A "person" shall include any individual, firm, corporation, partnership, trust or other entity, organization or association, as well as any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act.

            (h) "Subsidiary" shall mean any corporation, limited partnership, general partnership or other firm or entity of which a majority of any class of equity security or other equity interests owned, directly or indirectly, by the Corporation; provided, however, that for purposes of the definition of Interested Shareholder set forth in paragraph (f) of this Section 9.1, the term "Subsidiary" shall mean only a corporation, limited partnership, general partnership or other firm or entity of which a majority of each class of equity security or other equity interest is owned, directly or indirectly, by the Corporation.

            (i) "Voting Shares" shall mean the outstanding shares of all classes of stock of the Corporation generally entitled to vote in the election of directors, considered for purposes of this Article 9 as one class.

      9.2 VOTE REQUIRED FOR CERTAIN BUSINESS TRANSACTIONS. In addition to any affirmative vote required by law or by these Articles of Incorporation, and except as otherwise expressly provided in Section 9.3 of this Article, any Business Combination
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                                                                         Page 10


shall require the affirmative vote of the holders of record of outstanding shares representing at least (a) eighty percent (80%) of the voting power of the then outstanding shares of the Voting Stock of the Corporation, voting together as a single class, and (b) sixty-six and two thirds percent (66-2/3%) of the voting power of the Voting Stock owned by Persons other than any Interested Shareholder and its Associates and Affiliates, notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

      9.3 WHEN HIGHER VOTE IS NOT REQUIRED. The provisions of Section 9.2 of this Article shall not apply to a particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, of the shareholders as is required by law and any other provision of these Articles of Incorporation, if all of the conditions specified in either of the following paragraphs (a) and (b) are met.

            (a) Approval by Continuing Directors. The Business Combination has been approved by the affirmative vote of a majority of the Continuing Directors, even if the Continuing Directors do not constitute a quorum of the entire Board of Directors.

            (b) Form of Consideration, Price and Procedure Requirements. All of the following conditions shall have been met:

                  (i) With respect to each share of each class of Voting Stock of the Corporation (including Common Stock), the holder thereof shall be entitled to receive on or before the date of the consummation of the Business Combination (the "Consummation Date") consideration, in the form specified in (b)(ii) hereof, with an aggregate Fair Market Value as of the Consummation Date at least equal to the highest of the following:

                        (A) the highest per share price (including any brokerage
                  commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder to which the Business
                  Combination relates, or by any Affiliate or Associate of such Interested Shareholder, for any shares of such class of Voting Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement
                  Date"), (2) within the two-year period prior to the Consummation Date or (3) within the two-year period prior to, or in the transaction in which it became, an Interested Shareholder, whichever is highest; plus, in any such case, interest compounded annually from the earliest date on which that highest per share acquisition price was paid through the Consummation Date at the rate for one-year United States Treasury obligations from time to time in effect, less the aggregate amount of any cash dividends paid and the Fair
                  Market Value of any dividends paid other than in
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                                                                         Page 11


                  cash per share of such class of Voting Stock since that earliest date, up to the amount of that interest;

                        (B) the Fair Market Value per share of such class of
                  Voting Stock of the Corporation on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder, whichever is higher; plus interest compounded annually from that date through the Commencement Date at the rate for one-year United States Treasury obligations from time to time in effect; less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid other than in cash, per share of such class of Voting Stock since that date, up to the amount of that interest; and

                        (C) the highest preferential amount per share, if any,
                  to which the holders of shares of such class of Voting Stock of the Corporation are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; plus the aggregate amount of any dividends declared or due as to which those holders are entitled prior to payment of dividends on some other class or series of stock (unless the aggregate amount of those dividends is included in that preferential amount).

                  (ii) The consideration to be received by holders of a
            particular class of outstanding Voting Stock of the Corporation (including Common Stock) as described in Section 9.3(b)(i) hereof shall be in cash or, if the consideration previously paid by or on behalf of the Interested Shareholder in connection with its acquisition of beneficial ownership of shares of such class of Voting Stock consisted in whole or in part of consideration other than cash, then in the same form as such consideration. If such payment for shares of any class of Voting Stock of the Corporation has been made in varying forms of consideration, then the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the beneficial ownership of the largest number of shares of such class of Voting Stock previously acquired by the Interested Shareholder.

                  (iii) After such Interested Shareholder has become an
            Interested Shareholder and prior to the Consummation Date:

                        (A) except as approved by the affirmative vote of a
                  majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Preferred Stock of the Corporation, if any;
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                        (B) there shall have been (1) no reduction in the annual
                  rate of dividends paid on the Common Stock of the Corporation (except as necessary to reflect any subdivision of the Common Stock), except as approved by the affirmative vote of a majority of the Continuing Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by the affirmative vote of a majority of the Continuing Directors; and (3) such Interested Shareholder shall not have become the Beneficial Owner of any additional shares of Voting Stock of the Corporation except
                  (x) as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder, (y) by virtue of proportionate stock splits, stock dividends or other distributions of stock in respect of stock not constituting a Business Combination, or (z) through a Business Combination meeting all of the considerations of this Section 9.3.

                  (iv) After such Interested Shareholder has become an
            Interested Shareholder, neither such Interested Shareholder nor any Affiliate or Associate thereof shall have received the benefit, directly or indirectly (except proportionately as a shareholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation.

                  (v) A proxy or information statement describing the proposed
            Business Combination and complying with the requirements of the Exchange Act and the General Rules and Regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to the shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions thereof). Such proxy or information statement shall contain, (A) any recommendations as to the advisability (or inadvisability) of the Business Transaction that a majority of the Continuing Directors may choose to state, and
            (B) if a majority of the total number of Continuing Directors so requests, an opinion of a reputable investment banking firm (which firm shall be selected by a majority of the total number of Continuing Directors, furnished with all information it reasonably requests, and paid a reasonable fee for its services by the Corporation upon the Corporation's receipt of such opinion) as to the fairness (or lack of fairness) of the terms of the proposed Business Combination from the point of view of the holders of shares of Voting Stock (other than the Interested Shareholder).
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                                                                         Page 13


      9.4 POWERS OF CONTINUING DIRECTORS. A majority of the Continuing Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article, including, without limitation, (A) whether a Person is an Interested Shareholder, (B) the number of shares of Voting Stock of the Corporation beneficially owned by any Person, (C) whether a Person is an Affiliate or Associate of another, (D) whether the requirements of paragraph (b) of Section 9.3 have been met with respect to any Business Combination, and (E) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value equal to or greater than one percent (1%) of the total assets of the Corporation as reported in the consolidated balance sheet of the Corporation as of the end of the most recent quarter with respect to which such balance sheet has been prepared; and the good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all the purposes of this Article 9.

      9.5 NO EFFECT ON FIDUCIARY OBLIGATIONS.

            (a) Nothing contained in this Article shall be construed to relieve an Interested Shareholder or any Associate or Affiliate of an Interested Shareholder from any fiduciary obligation imposed by law.

            (b) The fact that any Business Combination complies with the provisions of Section 9.3(b) of this Article shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the shareholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

                                   ARTICLE 10
                      SHAREHOLDER ACTION BY WRITTEN CONSENT

            Action required or permitted by the Wisconsin Business Corporation Law to be taken at a shareholders' meeting may be taken without a meeting without action by the board of directors only by all shareholders entitled to vote on the action.

                                   ARTICLE 11
                  ELECTION TO BE SUBJECT TO CERTAIN PROVISIONS
                    OF THE WISCONSIN BUSINESS CORPORATION LAW

            The Corporation elects to be subject to Sections 180.1130 to
180.1134 and Section 180.1150 of the Wisconsin Business Corporation Law as if it were an
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                                                                         Page 14


issuing public corporation within the meaning of Section 180.1130(8) of the Wisconsin Business Corporation Law.

                                   ARTICLE 12
                           AMENDMENTS TO THE ARTICLES

            The Corporation reserves the right to amend, alter or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon shareholders and directors herein are granted subject to this reservation. Notwithstanding that a lesser or different percentage may be specified by the Wisconsin Business Corporation Law and in addition to any affirmative vote of any particular class or series of the capital stock that may be required by the Wisconsin Business Corporation Law and these Articles of Incorporation,

            (a) the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of all classes of stock of the Corporation generally entitled to vote in the election of directors, considered for purposes of this Article 12 as one class, shall be required to amend, alter or repeal in any respect, or adopt any provision inconsistent with,

                  (i) Section 5.1 of Article 5,

                  (ii) Sections 7.1, 7.3 and 7.4 of Article 7,

                  (iii) Article 8,

                  (iv) Article 10,

                  (v) Article 11, and

                  (vi) this Article 12(a);

      provided, however, that if such amendment, alteration, repeal or adoption of an inconsistent provision is declared advisable by the Board of Directors by the affirmative vote of at least seventy-five percent (75%) of the Whole Board, such amendment, alteration, repeal or adoption of an inconsistent provision need only be approved by the vote then required under the Wisconsin Business Corporation Law; and

            (b) the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of all classes of stock of the Corporation generally entitled to vote in the election of directors, considered for purposes of this Article 12 as one class, shall be required to amend, alter or repeal in any respect, or adopt any provision inconsistent with
      Article 9 or this Article 12(b); provided, however, that if such amendment, alteration, repeal or adoption of an inconsistent provision is declared advisable by the Board of Directors by the affirmative vote of at least seventy-five percent (75%) of the Whole Board and a majority of the Continuing Directors, such amendment, alteration, repeal or adoption of an inconsistent provision need only be approved by the vote then required under the Wisconsin Business Corporation Law.

      EXECUTED ON JUNE 28, 1999.

      /s/ Donald J. Straka
      ----------------------------------------
      Donald J. Straka, Senior Vice President,
      General Counsel and Secretary


This document was drafted by Attorney Donald J. Straka, Wisconsin Bar No. 1011798, General Counsel of CIB Marine Bancshares, Inc., N27 W24025 Paul Court, Pewaukee, Wisconsin 53072 and Attorney Shirley M. Lukitsch, SCHIFF, HARDIN & WAITE, 6600 Sears Tower, 233 S. Wacker Drive, Chicago, Illinois 60606-6473.